Exhibit 107.1
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Tilly’s, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	$2,500,000	(2)	$4.3150	(3)	$10,787,500	$138.10 per $1,000,000	$1,489.75
Total Offering Amounts							$10,787,500		$1,489.75
Total Fee Offsets									$0
Net Fee Due									$1,489.75

(1)In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)Represents 2,500,000 shares of the Class A common stock, par value $0.001 per share (the “Common Stock”), of Tilly’s, Inc. (the “Company”) available for issuance pursuant to awards that may be granted under The Tilly’s, Inc. Fourth Amended and Restated 2012 Equity and Incentive Award Plan (the “Plan”), which amended and restated the Tilly’s, Inc. Third Amended and Restated 2012 Equity and Incentive Award Plan to, inter alia, increase the authorized number of shares available for issuance pursuant to awards that may be granted under the Plan, which was approved by the stockholders of the Company on June 10, 2026. The Plan authorizes the issuance of 11,113,900 shares of Common Stock, of which 2,500,000 shares of Common Stock are being registered hereunder, 2,000,000 shares of Common Stock have been registered previously on a Form S-8 filed on July 25, 2025 (File No. 333-288957), 2,200,000 shares of Common Stock have been registered previously on a Form S-8 filed on July 8, 2020 (File No. 333-239756), 1,500,000 shares of Common Stock have been registered previously on a Form S-8 filed on September 10, 2014 (File No. 333-198676), and 2,913,900 shares of Common Stock have been registered previously on a Form S-8 filed on May 4, 2012 (File No. 333-181148).

(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 25, 2026.